                        FEDERAL DEPOSIT INSURANCE CORPORATION
                                WASHINGTON, D.C. 20006


                                     FORM 10-QSB
                                      (Mark One)

[X] Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
           For the quarterly period ended March 31, 1998
[ ] Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
   For the transition period from _________ to ___________
                            Commission File Number:   n/a

                                 ANTELOPE VALLEY BANK
                (Exact name of registrant as specified in its charter)

           CALIFORNIA                                95-346-3755
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
incorporation or organization)

831 WEST LANCASTER BLVD, LANCASTER , CALIFORNIA              93534
(Address of principal executive offices)                   (Zip Code)


          Registrant's telephone number, including area code: (805) 945-4511


     ---------------------------------------------------------------------------
               (Former name, former address and former fiscal year, if
                              changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                          Yes  X    No
                             ----     ----

The number of shares of Common Stock of the registrant outstanding as of April 28, 1998 was 767,342.

Transitional Small Business Disclosure Format (check one):   Yes       No  X
                                                                 ----     ----

                                  TABLE OF CONTENTS


PART I     FINANCIAL INFORMATION
   ITEM 1.      FINANCIAL STATEMENTS

   BALANCE SHEET. . . . . . . . . . . . . . . . . . . . . . . . . . 3
   March 31, 1998 and December 31, 1997

   STATEMENT OF INCOME. . . . . . . . . . . . . . . . . . . . . . . 4,5
   Three Months Ended March 31, 1998 and 1997

   STATEMENT OF CASH FLOWS. . . . . . . . . . . . . . . . . . . . . 6
   Three Months Ended March 31, 1998 and 1997

   STATEMENT OF CHANGES IN STOCKHOLDER EQUITY . . . . . . . . . . . 7
   Three Months Ended March 31, 1998 and 1997

   STATEMENT OF CHANGES IN ALLOWANCE FOR POSSIBLE CREDIT LOSSES . . 8
   Three Months Ended March 31, 1998 and 1997

   STATEMENT OF CHARGE-OFFS AND RECOVERIES. . . . . . . . . . . . . 8
   Three Months Ended March 31, 1998 and 1997

   STATEMENT OF PAST DUE AND NONACCRUAL LOANS AND LEASES. . . . . . 9
   Three Months Ended March 31, 1998 and 1997

   ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN
           OF OPERATION . . . . . . . . . . . . . . . . . . . . . . 10-15

PART II    OTHER INFORMATION

   ITEM 1-5     (INAPPLICABLE). . . . . . . . . . . . . . . . . . . 15

   ITEM 6  EXHIBITS AND REPORTS ON FORM 8-K . . . . . . . . . . . . 15

                        PART I FINANCIAL INFORMATION

ITEM 1- FINANCIAL STATEMENTS

                              'THE ANTELOPE VALLEY BANK
               YEAR DECEMBER 31,1997 AND FISCAL QUARTER MARCH 31, 1998

BALANCE SHEET
                                                -----------------------------------
ASSETS                                                ENDING            ENDING
(DOLLAR AMOUNTS IN THOUSANDS)                   DECEMBER 31,1997    MARCH 31, 1998
                                                                      (UNAUDITED)
                                                ----------------    --------------
CASH AND DUE FROM DEPOSITORY INSTITUTIONS:
     -Non-interest bearing balances
      and coin and currency                       $18,446             $18,354
     -Interest bearing balances                     1,962               1,467
INVESTMENT SECURITIES:
(Schedule I)
     -Held-To-Maturity                                  0                   0
     -Available-For-Sale                           36,642              35,486
FEDERAL FUNDS SOLD AND SECURITIES
PURCHASED UNDER AGREEMENTS TO RESELL:               4,380              14,470

LOAN AND LEASE FINANCING RECEIVABLES:
     -Loans and Leases, net
      of unearned income and
      deferred loan fees                          117,655             118,811
LESS:ALLOWANCE FOR CREDIT LOSS                     (1,528)             (1,439)

PREMISE AND FIXED ASSETS                            2,527               2,471
ACCRUED INTEREST RECEIVABLE                           908                 812
DEFERRED INCOME TAXES                                 518                 448
OTHER REAL ESTATE OWNED                                20                 100
OTHER ASSETS                                        4,041               4,139
GOODWILL                                            4,134               3,986
TOTAL ASSETS                                     $189,705            $199,105

LIABILITIES

DEPOSITS:
   -In Domestic Offices:                         $167,868            $176,646
        -Noninterest bearing            48,855              54,248
        -Interest bearing              119,013             122,398

ACCRUED INTEREST PAYABLE                            1,073                 926
OTHER LIABILITIES                                   1,085               1,314

TOTAL LIABILITIES                                $170,026            $178,886

EQUITY CAPITAL
COMMON STOCK- AUTHORIZED 10,000,000
AND 10,000,000 SHARES WITHOUT PAR
VALUE, FOR DECEMBER 31,1996 AND
MARCH 31,1997, RESPECTIVELY: ISSUED
AND OUTSTANDING, 767,342 AND 767,342
SHARES AT DECEMBER 31,1996 AND
MARCH 31,1997 RESPECTIVELY                         $3,625             $3,625

UNDIVIDED PROFITS AND CAPITAL RESERVES             16,054             16,594

TOTAL EQUITY CAPITAL                              $19,679            $20,219

TOTAL LIABILITIES, LIMITED LIFE
PREFERRED STOCK AND EQUITY
CAPITAL                                          $189,705           $199,105


                               THE ANTELOPE VALLEY BANK
ENDING FISCAL QUARTER MARCH 31,1998 AND CORRESPONDING PERIOD OF PRECEDING FISCAL QUARTER 1997




STATEMENT OF INCOME                                    FOR THE 3 MONTHS
                                              ---------------------------------
                                                  ENDING              ENDING
INTEREST INCOME                                 MARCH 1998           MARCH 1997
(DOLLAR AMOUNTS IN THOUSANDS)                  (UNAUDITED)          (UNAUDITED)
                                               -----------          -----------
REAL ESTATE LOANS                                    $360               $306
INSTALMENT LOANS                                    1,439              1,089
CREDIT CARD AND RELATED                               101                 85
COMMERCIAL (TERM AND DEMAND) AND
 ALL OTHER LOANS                                      948                801
INCOME FROM LEASE FINANCING RECEIVABLES                 0                  0
INTEREST INCOME ON BALANCES
 DUE FROM DEPOSITORY INSTITUTIONS                      25                 41
INTEREST AND DIVIDEND INCOME ON SECURITIES:
     -SECURITIES ISSUED BY STATE AND
      POLITICAL SUBDIVISIONS IN THE U.S.
        -TAXABLE                                        0                  0
        -NONTAXABLE                                   200                171
     -U.S. GOVERNMENT SECURITIES AND
      OTHER SECURITIES (DEBT AND EQUITY)              346                295
INTEREST INCOME ON FEDERAL FUNDS SOLD AND
 SECURITIES PURCHASED UNDER AGREEMENT
 TO RESELL                                            103                172

TOTAL INTEREST INCOME                              $3,522             $2,960

INTEREST EXPENSE

INTEREST ON DEPOSITS:
  1. TRANSACTION ACCOUNTS:
      -NOW, ATS ACCOUNTS AND TELEPHONE
       AND PREAUTHORIZED TRANSFER ACCOUNTS            $76                $61

  2. NONTRANSACTION ACCOUNTS:
      -MONEY MARKET (MMDA)                           $125               $116
      -OTHER SAVINGS DEPOSITS                          97                 83
      -TIME CERTIFICATES OF DEPOSIT
       OF $100,000 OR MORE                            123                109
      -ALL OTHER TIME DEPOSITS                        465                394
INTEREST ON MTG INDEBTEDNESS                            0                  0
INT ON FED FUNDS PURCHASED                              0                  0

TOTAL INTEREST EXPENSE                               $886               $763

NET INTEREST INCOME                                $2,636             $2,197


                               THE ANTELOPE VALLEY BANK
ENDING FISCAL QUARTER MARCH 31,1998 AND CORRESPONDING PERIOD OF PRECEDING FISCAL QUARTER 1997



STATEMENT OF INCOME, CONTINUED                           FOR THE 3 MONTHS
                                              ---------------------------------
                                                  ENDING             ENDING
                                              MARCH 31,1998       MARCH 31,1997
                                               (UNAUDITED)         (UNAUDITED)
                                              -------------       -------------
PROVISION FOR POSSIBLE CREDIT LOSS                   $270               $180

NONINTEREST INCOME

SERVICE CHARGES ON DEPOSIT ACCOUNTS                  $770               $644
OTHER NONINTEREST INCOME                              260                374

TOTAL NONINTEREST INCOME                           $1,030             $1,018

GAIN (LOSSES) ON SALE OF SECURITIES                    $0                 $0


NONINTEREST EXPENSE

SALARY AND EMPLOYEE BENEFITS                       $1,353             $1,105
EXPENSE ON FIXED ASSETS AND PREMISE
(NET OF RENTAL INCOME; EXCLUDING SALARIES
 AND BENEFITS AND MORTGAGE INTEREST)                  248                256
OTHER NONINTEREST EXPENSE                           1,183              1,128

TOTAL NONINTEREST EXPENSE                          $2,784             $2,489

INCOME(LOSS) BEFORE INCOME TAXES AND
EXTRAORDINARY ITEMS AND OTHER ADJUSTMENTS            $612               $546
APPLICABLE INCOME TAXES                               169                168

NET INCOME (LOSS)                                    $443               $378

EARNINGS PER SHARE                                  $0.58              $0.49
# SHARES OUTSTANDING                              767,342            767,342


                               The Antelope Valley Bank

                               Statement of Cash Flows
                                    (IN THOUSANDS)

                                                                  FOR THE THREE MONTHS ENDED
                                                                ------------------------------
                                                                MARCH 31,1998    MARCH 31,1997
                                                                 (Unaudited)      (Unaudited)
                                                                -------------    -------------
CASH FLOWS,OPERATING ACTIVITIES
Net Earnings (Loss)                                                 $443              $378
Reconcilement of net earnings to net cash from operations:
  Provision for credit losses                                        270               180
  Provision for losses on other real estate owned                      0                93
  Depreciation and Amortization                                      102               163
  Loss (Gain)on sale of premises and equipment                         0                 0
  Loss(gain) on sales of other real estate owned                       0                12
  Amortization Def Ln Fees                                            (9)               11
  Accretion of discounts on investment securities                      2                (4)
  Increase(decrease) unearned discount                                70               495
  Loss(gain) on sales of securities transactions, net                  0                 0
  Deferred income taxes (benefit) expense                            (70)             (174)
  Decrease (increase) in other assets                                146            (4,415)
  Increase (decrease)  in  other liabilities                         229                16
  Net unrealized loss on available-for-sale securities                97              (243)
  Unrealized holding gain on available-for-sale securities             0                 0

OPERATING CASH FLOWS, NET                                         $1,280           ($3,488)

CASH FLOWS, INVESTING ACTIVITIES
Purchase of available for sale securities                             $0          ($29,332)
Purchase of held to maturity securities                                0                 0
Proceeds from sales of available for sale securities                   0                 0
Proceeds from maturities of available for sale securities            755             1,060
Proceeds from maturities of held to matuity securities                 0                 0
Principal paydowns on investment securities                        2,516               215
Decrease(increase) in time deposits due from financial
 institutions                                                        533              (495)
Decrease(increase) in loans, net                                  (1,245)           (4,244)
Purchase of premises, equipment, and real estate                      25              (672)
Improvements on real estate owned                                      0                 0
Proceeds from sale of equipment                                        0                 0
Proceeds from sale of real estate owned                                0             1,348
Net (increase) decrease in OREO                                      (80)              (14)
INVESTING CASH FLOWS, NET                                         $2,504          ($32,134)

CASH FLOWS, FINANCING ACTIVITIES
Increase(decrease) in deposits                                    $8,778           $37,146
Cash dividends                                                         0                 0

FINANCING CASH FLOWS, NET                                         $8,778           $37,146

INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS                  $12,562            $1,524
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                    22,826            17,552
CASH AND CASH EQUIVALENTS, END OF PERIOD                         $35,388           $19,076


                               THE ANTELOPE VALLEY BANK

                     Statement of Changes in Stockholder's Equity
                  For the Three Months Ended March 31,1998 and 1997


                                                               ---------------------------------------------------------------
                                                                                                 NET UNREALIZED
                                                                    COMMON       RETAINED          GAIN(LOSS)
         1998                                                        STOCK       EARNINGS         SECURITIES         TOTAL
                                                               ---------------------------------------------------------------

Balance as of January 1,1998                                  $3,625,000       $15,934,000       $120,000    $19,679,000

Sales, Conversion, etc.
of capital stock                                                       0                 0                             0

Net Earnings for the 3 months                                                      443,000                       443,000

Stock Dividend declared                                                0                 0                             0

Cash Dividend declared                                                 0                 0                             0

FASB 115 entry                                                       N/A               N/A         97,000         97,000

BALANCE AS OF MARCH 31,1998                                   $3,625,000       $16,377,000       $217,000    $20,219,000


         1997

Balance as of January 1,1997                                  $3,625,000       $14,015,000        $83,600    $17,723,600

Sales, Conversion, etc.
of capital stock                                                       0                 0                             0

Net Earnings for the 3 months                                                      378,000                       378,000

Stock Dividend declared                                                0                 0                             0

Cash Dividend declared                                                 0                 0                             0

FASB 115 entry                                                       N/A               N/A       (243,700)      (243,700)

BALANCE AS OF MARCH 31,1997                                   $3,625,000       $14,393,000      ($160,100)   $17,857,900

                               THE ANTELOPE VALLEY BANK

             Statement of Changes in Allowance for Possible Credit Losses
                  For the Three Months Ending March 31,1998 and 1997

(Dollar Amount in Thousands)

1998
Balance as of January 1,1998                         $1,528,000
Recoveries for the Quarter                              197,000
Less:Charge-offs                                       (556,000)
Provision for Possible Credit Losses                    270,000

BALANCE AS OF MARCH 31,1998                          $1,439,000

1997

Balance as of January 1,1997                         $1,370,000
Recoveries for the Quarter                              227,000
Less:Charge-offs                                       (549,000)
Provision for Possible Credit Losses                    180,000

BALANCE AS OF MARCH 31,1997                          $1,228,000

------------------------------------------------------------------------------
                       Statement of Charge-offs and Recoveries
                  For the Three Months Ending March 31,1998 and 1997

(Dollar Amount in Thousands)


THREE MONTHS ENDING MARCH 31,1998
                                                 ---------------------------
                                                  CHARGE-OFFS    RECOVERIES
                                                 -------------  ------------
Real Estate Loans                                         $0            $0
Instalment Loans                                         372           186
Credit Card/Related                                       25             0
Commercial and all other Loans                           159            11
Lease Fin Receivable                                       0             0

TOTAL                                                   $556          $197

THREE MONTHS ENDING MARCH 31,1998
                                                   ---------------------------
                                                    CHARGE-OFFS    RECOVERIES
                                                   -------------  ------------
Real Estate Loans                                         $0            $0
Instalment Loans                                         222           210
Credit Card/Related                                       32             1
Commercial and all other Loans                           295            16
Lease Fin Receivable                                       0             0

TOTAL                                                   $549          $227


                               THE ANTELOPE VALLEY BANK

                Statement of Past Due and Nonaccrual Loans and Leases
                  For the Three Months Ending March 31,1998 and 1997

(DOLLAR AMOUNT IN THOUSANDS)

THREE MONTHS ENDING MARCH 31,1998
                                             ---------------------------------------------
                                               PAST DUE            PAST DUE
                                             30-89 DAYS     90 DAYS OR MORE
                                             & ACCRUING          & ACCRUING     NONACCRUAL
                                             ---------------------------------------------
Real Estate Loans                                   $37                  $0           $47
Instalment Loans                                    745                   0            41
Credit Card/Related                                  37                   0             2
Commercial and all other Loans                       37                 186           180
Lease Fin Receivable                                  0                   0             0

TOTAL                                              $856                $186          $270

THREE MONTHS ENDING MARCH 31,1997
                                             ---------------------------------------------
                                               PAST DUE            PAST DUE
                                             30-89 DAYS     90 DAYS OR MORE
                                             & ACCRUING          & ACCRUING     NONACCRUAL
                                             ---------------------------------------------


Real Estate Loans                                  $852                  $0          $209
Instalment Loans                                    469                   0            18
Credit Card/Related                                  13                   0             0
Commercial and all other Loans                      727                 468           117
Lease Fin Receivable                                  0                   0             0

TOTAL                                            $2,061                $468          $344


                               THE ANTELOPE VALLEY BANK

ITEM 2-MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

INTRODUCTION

Management's discussion and analysis of financial condition and results of operations is designed to provide a better understanding of the significant changes and trends related to the Bank's financial condition, including liquidity and capital resources, and the results of operations. The discussion should be read in conjunction with the financial reports herein.


                           ANALYSIS OF FINANCIAL CONDITION

CHANGES IN THE ASSET AND LIABILITY MIX

The Bank experienced moderate growth of almost 5% in total assets for the first quarter of 1998. This increase was primarily driven by increased non-interest bearing deposits as the economic climate continues to brighten in Southern California. Management feels that we are still seeing new customers as a result of major bank and thrift consolidations.

The influx of deposits is offset by an increase of almost 1.0% in the loan portfolio, but most notably by higher Fed Funds Sold. Management has been hesitant to seek alternative investment securities in the current low yielding market place with talk of the Fed raising rates. Subsequent to the end of the first quarter 1998, loan demand has increased to provide a higher return on liquidity as opposed to Fed Funds. In addition to this, the Bank has invested $4 million in short term US Agencies.

Earning assets increased by $9.6 million or 6.0% from December 31,1997 to March 31,1998. At March 31,1998, the loan to deposit ratio was 67.5% compared to 70.1% at December 31,1997. Earning assets as a percent of total assets are 85.5% and 84.7% for March 31,1998 and December 31,1997, respectively.

Cash and non-interest bearing deposits in other banks, including Federal Reserve Bank, are $18.4 million and $18.5 million for March 31,1998 and December 31,1997, respectively. As a percent of total assets for these periods, it is 8.2% and 9.7% respectively.

Fixed assets remained at $2.5 million for March 31,1998, the same as December 31,1997. The net for normal depreciation and ordinary purchases resulted in this figure remaining static.

Other Real Estate Owned of $100,000 at March 31,1998 increased $80,000 from December 31,1997. This variance is due to the addition of two single family residence at approximately $40,000 each. One of the properties is in escrow to close by the end of April 1998, with a small gain. The other property will be marketed as soon as it is available. All property held in other real estate owned is carried at either the value or loan balance, whichever is less. Therefore, management feels that there is no loss exposure on any item.

Non-interest bearing demand deposits as a percent of total deposits were respectively, 27.7%, 28.7% ,29.1% and 30.7% in the years ended 1995,1996,1997 and the first quarter ended March 1998.

Interest bearing demand deposits (Super Now Accounts) increased $.8 million or 2.5% from $32.3 million to $33.1 million for March 31,1998 from December 31,1997. As a percent of total deposits these were 19.2% and 18.7% respectively.

Time deposits of $100,000 or more were $9.3 million and $9.9 million at March 31, 1998 and December 31,1997, respectively. As a percent of total deposits, these were 5.3% and 5.9% respectively.

Other time deposits were $36.0 million $35.8 million, respectively at March 31, 1998 and December 31, 1997. As a percent of total deposits, these were 21.3% and 20.4% respectively.

Insured Money Market Accounts had ending balances of $23.0 million and $21.2 million for March 31,1998 and December 31,1997, respectively. As a percent of total deposits, these were 13.0% and 12.6% respectively.

CAPITAL RESOURCES

Asset growth must be regulated in relation to available capital. This relationship, most commonly measured by capital adequacy ratio (primary capital, adjusted for allowance for credit losses) is a determinant of a bank's leverage, and thus, growth potential.

At March 31,1998 the Bank's capital adequacy ratio was 8.7% as compared to 8.2% at December 31,1997. This variance in ratios is a direct result of retained earnings and asset growth.

Risk-adjusted capital guidelines were issued by bank regulatory authorities early in 1989 which incorporate off-balance sheet exposures in the measurement of capital adequacy and place increased emphasis on common equity. The rules require by year end 1992, Tier I capital of 4 percent of risk-based assets and combined Tier I and Tier II capital of 8 percent. Tier I capital generally consists of common stockholder's equity and perpetual preferred stock. less goodwill. Tier II capital is comprised of other elements, the only one which concerns this bank being credit loss reserves, subject to certain limitations. At March 31,1998 and December 31,1997, the bank's Tier I capital ratios under risk-adjusted capital guidelines is 11.8% and 11.3% respectively.

At March 31,1998, the bank reports total shareholder's equity of $20.2 million. This represents an increase of $540,000 which consists of $443,000 in first quarter earnings, and a $97,000 net increase in unrealized loss on securities available for sale.

LIQUIDITY

The bank has an arranged line of credit with two of its correspondent banks to provide an alternative source of short term funds. It is management's policy to limit usage of the credit lines to cover any short term gaps between maturing investments and immediate cash needs. The bank has not used these lines of credit during the first quarter of 1998.



                          ANALYSIS OF OPERATING PERFORMANCE

Net income for the period ending March 31,1998 is $443,000, an increase of $65,000 or 17% from the same period in 1997. A contributing factor to this difference is a larger base of earning assets that has outpaced additional overhead of deposit growth.

NET INTEREST INCOME

Net interest income for the period ending March 31,1998 is $2,636,000 as compared to $2,197,000 for the same period in 1997. This represents an increase of 20.0%. The biggest factor in this increase is growth in earning assets, specifically installment loan and to a lesser extent, other loan categories along with the investment portfolio.

Interest income for the period ending March 31,1998 is $3,522,000 compared to $2,960,000 for the same period in 1997. This represents an increase of $562,000 or 19.00%. Loan interest income increased by $567,000 while investments interest income decreased slightly by $5,000.

Interest expense was $886,000 for the first quarter ending March 31,1998 as compared to $763,000 for the same period in 1997. This represents an increase of $123,000 or 16.1%. Increases in interest expense was noted in all categories, primarily as a result of larger deposit account balances.

PROVISION FOR CREDIT LOSSES

The allowance for possible credit losses is reduced by net loan charge-offs and increased by the provision for loan losses charges to operating expenses. The allowance is reviewed quarterly. Additions to the reserve are based upon the bank's credit loss experience, anticipated loan growth and economic conditions.

The provision for credit losses at March 31, 1998 was $270,000 and $180,000 for the same period in 1997. Net loan losses net of recoveries charged to the allowance for the first quarter of 1998 was $359,000 as compared to $322,000 for the same period in 1997.

The allowance for credit losses of $1,439,000 at March 31,1998 is an increase of $211,000 or 17% from the same period in 1997. Based on the bank's Allocation for Loan Loss methodology and calculation, management feels that current economic conditions warrant this loan loss reserve.

Management has addressed loan loss problems by having an independent loan review performed twice a year by an outside credit analysis company. This, coupled with conservative changes to the bank's loan policy, have been implemented to assist in the control of credit losses which had increased in previous difficult economic times.

Loans past due 90 days and still accruing are $186,000 and $468,000 at March 31,1998 and March 31,1997 respectively.

Loans past due 30 to 89 days compared by the two periods of March 31, 1998 and 1997 are $856,000 and $2,061,000 respectively.


NON-INTEREST INCOME

At the end of the first quarter 1998, the non-interest income is $1,030,000 as compared to $1,018,000 for the same period in 1997. Service charges on deposit accounts was $126,000 more in the first quarter of 1998 than 1997. This is due to the increased deposit account base. Other non-interest income showed a decline of $114,000 primarily due to (1) $62,000 in gross rent on an OREO property sold on March 31, 1997; (2) $12,000 in gain on sale of real estate in 1997; (3) $12,000 in Account Receivable Financing in 1997; and
(4) $28,000 in numerous other categories of revenue in 1997 that outpaced that of the first quarter of 1998.


OPERATING EXPENSES

Non-interest expense of $2,784,000 at March 31,1998 is an increase of $295,000 or 11.92% over $2,489,000 for the same period in 1997. $248,000 of this is in salary and related expense with (1) $150,000 due to the acquisition of three Wells Fargo Branch office in February 1997; (2) $15,000 in additional worker compensation insurance; (3) $36,000 in group health costs as a result of a discontinued rebate reflected in 1997; (4) $34,000 in additional officer salary continuation amortization, and (5) $13,000 in other employee benefits. The remaining $47,000 increase is the result of higher data processing fees for a larger customer base.


                                GENERAL INFORMATION

In the past several months we have experienced positive events regarding the economic environment in our primary market area of the Antelope Valley. Numerous commercial and industrial ventures are under way in Lancaster and Palmdale. Senior Systems, a manufacturing firm is near completion of its 100,000 square foot building in Palmdale that will bring 300 jobs to the area. Michaels (retail arts and craft store) distribution center is under construction and will bring 100 jobs to the valley. Rite Aid (pharmacy) is also constructing a distribution center in Lancaster. Within the past 18 months, Lance Campers and Rexall RV manufacturing have relocated to our valley with Lance Campers building in our enterprise zone in Lancaster.

The feeling appears to be that real estate values may have finally reached their bottom as inventory is declining. This could be a positive force on the bank as far as future loan losses are concerned, as many of such losses in the past were caused by the plummeting real estate prices of the past five or six years.

We are continuing to experience deposit growth, mostly as a result of major bank and thrift consolidation. Management feels that the recent announcement of Washington Mutual acquiring Home Savings will bring another flourish of customers to our doors. Many of these Home Savings Branches in our area were acquired from First Interstate Bank. With yet another change facing the customer base of these branches, they may take this opportunity to change banking relationships as they did with the Wells Fargo Bank acquisition of First Interstate Bank.


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

                             PART II OTHER INFORMATION

All items of Part II other than item 6 below are either inapplicable or would be responded to in the negative.

ITEM 6.   EXHIBITS AND REPORTS ON FORM 8-K

          (a)  None

          (b) No reports on Form 8-K have been filed during the period, and no events have occurred which would require on to be filed.



                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                              The Antelope Valley Bank

Date: April 30,1998
-------------------           -------------------------------
                              Jack D. Seefus,
                              President and
                              Chief Executive Officer


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

Date: April 30,1998
-------------------           -------------------------------
                              Margaret A. Torres,
                              Executive Vice President and
                              Chief Financial Officer


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